Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.

         FIRST CLOVER LEAF FINANCIAL CORP. ANNOUNCES QUARTERLY DIVIDEND

Wednesday October 28, 2009

Edwardsville, Illinois - Media Contact Dennis Terry (618) 656-6122
First Clover Leaf Financial Corp. (the "Company") (Nasdaq: FCLF) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended September 30, 2009. The dividend will be payable to stockholders of record as of November 13, 2009 and is expected to be paid on November 20, 2009. The Company has 8,012,564 shares of common stock outstanding.

                                     *  *  *

                                      (End)